EXHIBIT 10.5A

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT, effective December 18, 1997, between COLUMBIA BANCORP, a Maryland corporation (the "Corporation"), THE COLUMBIA BANK, a Maryland trust company and a principal subsidiary of the Corporation (the "Bank"), and JOHN M. BOND, JR. (the "Executive"), amends the Employment Agreement between the Corporation, the Bank and the Executive, dated February 26, 1996 (the "Employment Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         The Corporation and the Bank (each, a "Company" and collectively, the "Companies") recognized the Executive's contribution to the organization, growth and success of the Companies and entered into the Employment Agreement with the Executive to secure his services. The Companies and the Executive desire to amend the Employment Agreement as set forth below in this First Amendment to clarify certain provisions thereof.

         Accordingly, in consideration of the mutual covenants and representations contained herein and the mutual benefits derived herefrom, the Companies and the Executive agree to amend the Employment Agreement as follows:

         1.       Paragraph 5.2 shall be amended to read as follows:

                      "5.2. Amount of Payments. Except as provided in paragraph 5.2(e), and in lieu of amounts payable under paragraph 4, the Companies will pay the Executive the following amounts in the following circumstances:

                      (a) (i) If the Executive is terminated by either of the
              Companies in the circumstances described under paragraph 4.3(a)(i), or if the Executive resigns during a Change in Control Period in the circumstances described under paragraph 4.3(a)(ii), or if during a Change in Control Period the Executive resigns in circumstances other than those described under paragraph 4.3(a)(ii) without having been offered an employment agreement the terms of which are comparable to those of this Agreement, the Companies will pay, or cause to be paid, to the Executive: (a) if the Executive's termination or resignation occurs before the Executive has attained the age of 62 years, an amount equal to three times the sum of (i) the Executive's annual base salary immediately before the Change in Control and (ii) the average of the bonuses paid to the Executive over the past three years (including years in which no bonus was awarded); or (b) if the Executive's termination or resignation occurs on or after the Executive has attained the age of 62 years, an amount equal to the amount set forth in paragraph 5.2(a)(i)(a) multiplied by a fraction, the numerator of which shall be

              1095 minus the number of days which have passed since the Executive's 62nd birthday, and the denominator of which shall be 1095.

                          (ii) Such payment shall be made in one lump sum within
              15 business days after the Executive's termination or resignation.

                      (b) (i) If the Executive resigns during a Change in
              Control Period in circumstances other than those described under paragraph 4.3(a)(ii) after having been offered an employment agreement the terms of which are comparable to those of this Agreement, the Companies will pay, or cause to be paid, to the
              Executive: (a) if the Executive's resignation occurs before the Executive has attained the age of 64 years, an amount equal to the sum of (i) the Executive's annual base salary immediately before the Change in Control and (ii) the average of the bonuses paid to the Executive over the past three years (including years in which no bonus was awarded); or (b) if the Executive's resignation occurs on or after the Executive has attained the age of 64 years, an amount equal to the amount set forth in paragraph 5.2(b)(i)(a) multiplied by a fraction, the numerator of which shall be 365 minus the number of days which have passed since the Executive's 64th birthday, and the denominator of which shall be 365.

                          (ii) Such payment shall be made in one lump sum within
              15 business days after the Executive's resignation.

                      (c) Except as provided in paragraph 5.2(e), if the
              Executive is terminated by the Companies or resigns as described in paragraph 5.2(a), or resigns as described in paragraph 5.2(b), the Executive shall continue to receive all health, life, and disability insurance benefits available to him pursuant to paragraph 1.2(b) of this Agreement immediately before such termination or resignation. The Executive shall continue to receive such benefits until the earliest of (a) such time as the Executive shall have been receiving substantially similar insurance benefits for six months under subsequent employment, (b) 36 months after the date of a termination or resignation described in paragraph 5.2(a) or 12 months after the date of a resignation described in paragraph 5.2(b), or (c) such date as the Executive shall have attained the age of 65 years.

                      (d) All options granted to the Executive under the
              Corporation's stock option award arrangements providing for the granting of options to acquire common stock to founders, directors and key employees shall immediately become fully vested in the event of a Change of Control.

                      (e) The Executive is to receive no payments under
              paragraph 5.2(a) or (b) and no benefits under paragraph 5.2(c) if the

              Executive is terminated during a Change in Control Period after having already attained the age of 65 years, or if the Executive is terminated by either of the Companies during a Change in Control Period upon the death or total disability of the Executive or for cause. In an instance of death or total disability of the Executive, however, the Executive and his dependents, beneficiaries and estate shall receive any benefits payable to them under paragraphs 4.2 (c) and 4.2 (d).

                      (f) Notwithstanding the foregoing, in the event that any
              of the amounts payable to the Executive under paragraph 5.2 would, if made, cause the Executive to have tax under Section 4999 of the Code, the Executive may elect, at his discretion, to reduce the amount payable to him under paragraph 5.2(a) or (b) by an amount such that the aggregate after-tax amounts the Executive will receive under paragraph 5.2 will be equal to the aggregate after-tax amounts the Executive would receive without the reduction he elected (i.e., the aggregate amounts after the application of the tax under Section 4999 of the Code and other taxes)."

         IN WITNESS WHEREOF, the parties have executed and delivered this First Agreement to the Employment Agreement on this 13th day of March, 1998.

ATTEST:                                           COLUMBIA BANCORP

/s/                                               /s/
_____________________                             _____________________
                                                  Name:
                                                  Title:

ATTEST:                                           THE COLUMBIA BANK

/s/                                               /s/
_____________________                             _____________________
                                                  Name:
                                                  Title:

WITNESS:

/s/                                               /s/ John M. Bond, Jr.
_____________________                             _____________________
                                                  John M. Bond, Jr.